UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 05, 2024

QuantumScape Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39345	85-0796578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Technology Drive
San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 452-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration Agreement and IP License Agreement

On July 5, 2024, QuantumScape Battery, Inc. (“QS”), a wholly owned subsidiary of QuantumScape Corporation (the “Company”), entered into a Collaboration Agreement (the “Collaboration Agreement”) with PowerCo SE (“PowerCo,” and together with QS, the “Parties”), a battery cell company wholly owned by the Volkswagen Group, with the goal of industrializing the solid-state lithium-metal battery technology QS intends to use in its first planned product—the QSE-5 (the “QSE-5 Technology”).

Under the Collaboration Agreement, the Parties will collaborate to enable PowerCo to manufacture battery cells incorporating the QSE-5 Technology, including establishing a joint QS-PowerCo staffed scale-up team to facilitate technology transfer into a target battery cell design defined by PowerCo, co-develop production processes, and carry out other related activities. The Parties will jointly own any new intellectual property jointly developed and relating to automotive battery cells or the industrialization thereof (but excluding background intellectual property of each Party, which shall continue to be owned by such Party, and any developed intellectual property relating to QS’s separator technology, which shall be owned exclusively by QS).

Subject to the completion of certain technical milestones, the Parties have agreed to enter into a license agreement, the form of which is attached as an exhibit to the Collaboration Agreement (the “IP License Agreement”). The IP License Agreement provides that QS will grant PowerCo a non-exclusive, limited, royalty-bearing license to use the QSE-5 Technology for the purpose of manufacturing and selling batteries for automotive applications at one or more PowerCo facilities for a maximum total annual capacity of up to 40 GWh, and expandable by an additional 40 GWh of annual capacity. As part of the license arrangement, PowerCo will pre-pay QS an initial royalty fee of $130,000,000, against which any future royalties due will be credited. The initial royalty is subject to a time-based diminishing clawback if the IP License Agreement is terminated early by PowerCo under certain conditions.

Amended Letter Agreement on Board Designation Rights

On July 5, 2024, QS, the Company and Volkswagen Group of America Investments, LLC (“VWGoAI”), a wholly owned affiliate of the Volkswagen Group, entered into a letter agreement (the “Amended Letter Agreement”) that amended and superseded the previously disclosed letter agreement dated December 7, 2020 between QS, the Company and VWGoAI. Pursuant to the Amended Letter Agreement, VWGoAI will continue to have the right to designate up to two directors to the Company’s board of directors (each, a “VW Director”) notwithstanding the termination of the JV Agreement discussed below. Such designation rights will continue to be subject to termination upon certain other circumstances. The Amended Letter Agreement also outlines the VW Directors’ rights to attend meetings of the Company’s board and certain committees of the Company’s board and to receive materials provided to other board members, subject to recusals and exclusions under circumstances relating to potential conflicts of interest.

The Volkswagen Group has been a collaborative partner of and significant investor in the Company since 2012.

The foregoing description of the terms of the Collaboration Agreement, IP License Agreement and Amended Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, including the IP License Agreement attached as Exhibit 1 thereto, and the Amended Letter Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

The entry into the Collaboration Agreement with PowerCo supersedes the joint venture arrangement under the previously disclosed Amended and Restated Joint Venture Agreement, dated May 14, 2020 (together with the ancillary agreements thereunder, the “JV Agreement”), by and among the Company, QS, Volkswagen Group of America, Inc. (“VWGoA”), VWGoAI, and QSV Operations LLC, the joint venture entity between QS and VWGoAI (the “JV Entity”, and together with the Company, QS, VWGoA and VWGoAI, the “JV Parties”). VWGoA and VWGoAI are wholly owned affiliates of the Volkswagen Group.

Accordingly, in connection with the signing of the Collaboration Agreement, on July 5, 2024, the JV Parties entered into a Joint Venture Termination and Release Agreement (the “JV Termination Agreement”) to, among other things, terminate the JV Agreement, dissolve the JV Entity, and remove earmark restrictions on $134,000,000 of funds previously reserved by the Company for future contribution to the JV Entity.

The foregoing description of the terms of the JV Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the JV Termination Agreement attached hereto as Exhibit 10.3.

As previously disclosed in the Current Report on Form 8-K filed on September 3, 2020, certain then senior level employees and advisors of the Company, including the Company’s executive officers at that time, entered into lock-up agreements (the “Lock-up Agreements”) pursuant to which they agreed to certain restrictions on the transfer of Company’s securities, subject to certain exceptions, for up to four years from November 2020 or the earlier release in certain circumstances, including the termination of the

JV Agreement by VWGoAI. In connection with the signing of the JV Termination Agreement on July 5, 2024, the restrictions on the transfer of Company’s securities under the Lock-Up Agreements automatically terminated pursuant to its terms.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Frank Blome, Chief Executive Officer of PowerCo, has served on the board of directors of the Company (the “Board”) since 2020. In order to execute the Collaboration Agreement and lead PowerCo in its collaboration with QS, Mr. Blome resigned from the Board on July 5, 2024. Mr. Blome's decision did not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company will continue to work closely with Mr. Blome and PowerCo in connection with the Collaboration Agreement. Mr. Blome served as one of the two designated VW Directors, and his successor on the Board is expected to be appointed and announced in the coming months.

Forward-Looking Statements

Certain information in this Current Report on Form 8-K may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Collaboration Agreement, IP License Agreement, Amended Letter Agreement, the Company’s ability to achieve the technical milestones under the Collaboration Agreement required to trigger the license and royalty prepayment, and Board composition. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements, including due to difficulties in achieving the quality, consistency, reliability, safety, cost and throughput required for commercial production and sale, changes in economic and financial conditions, changing regulatory requirements and other factors discussed in the section titled “Risk Factors” in our Annual Report and Quarterly Reports and other documents filed with the Securities and Exchange Commission from time to time. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description
10.1*	Collaboration Agreement
10.2	Amended and Restated Letter Agreement
10.3	Termination Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantumScape Corporation

Date:	July 11, 2024	By:	/s/ Michael McCarthy
Name: Michael McCarthy Title: Chief Legal Officer and Head of Corporate Development